Exhibit 99.1

UNIVERSITY GENERAL HEALTH SYSTEM TO HOST SECOND QUARTER EARNINGS CONFERENCE CALL WEDNESDAY AUGUST 15, 2012

HOUSTON, TX – August 13, 2012 -- University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health delivery system, today announced that it will host an investor conference call at 11:15 am Eastern Time on Wednesday August 15, 2012, to discuss its operating results for the second quarter and first half of 2012, along with other topics of interest.

Investor Conference Call

Management of University General Health System will host a conference call Wednesday August 15, 2012 -- at 11:15 a.m. EDT.  Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international participants dial 412-317-6716) and requesting participation in the “University General Health System Conference Call” at least five minutes before 11:15 am EDT.

A replay of the conference call will be available one hour after the call through August 22, 2012 at 9:00 am EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID# 10017521.  A transcript will also be posted on the investor section of the Company’s website at http://www.ughs.net.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment.   The Company currently operates one hospital, two ambulatory surgical centers, two diagnostic imaging centers, two physical therapy clinics, a sleep clinic, and a Hyperbaric Wound Care Center in the Houston area.   Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company.   Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct.   Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557
dsapaugh@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com

Craig Allison
Investor Relations
(914) 630-7429
callison@ughs.net